                                   EXHIBIT 4.4

No. WC-01                                                       February 4, 2000


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED AS DESCRIBED HEREIN.

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                       OF TAKEOUTMUSIC.COM HOLDINGS, CORP.

                         (Void after December 28, 2004)

         This certifies that National Securities Corporation (the "Holder"), for value received, is entitled to purchase from TAKEOUTMUSIC.COM HOLDINGS, CORP., a Washington corporation (the "Company"), having a place of business at 381 Broadway, Suite 201, New York, NY 10013, 314,638 shares of fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $.579713 per share (the "Exercise Price"), at any time or from time to time beginning on the date hereof and ending at 5:00 p.m. (New York time) December 28, 2004 ( the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Notice of Exercise attached hereto duly filled in and executed and, if applicable, upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant. In addition to the method of payment set forth in the preceding sentence and in lieu of any cash payment required thereunder, the Holder(s) of the Warrant shall have the right at any time and from time to time while the Warrants are exercisable to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified herein in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock as to which the Warrants are being exercised, multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the shares of Common Stock minus the Exercise Price of the shares of Common Stock and the denominator of which is the Market Price per share of Common Stock. For the purposes of this provision, Market Price shall be calculated either (i) on the date on which the Notice of Exercise is deemed to have been sent to the Company pursuant to

Section 10 hereof ("Notice Date") or (ii) as the average of the Market Price for each of the five (5) trading days immediately preceding the Notice Date, whichever of (i) or (ii) results in a greater Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing sale price as furnished by the Nasdaq Stock Market ("Nasdaq") (or similar organization if Nasdaq is no longer reporting such information), or if the Common Stock is not quoted on Nasdaq or an exchange, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

                  1. Issuance of Certificates. Upon the exercise of the Warrant, the issuance of certificates for shares of Common Stock, properties or rights underlying the Warrant ("Warrant Shares") shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax, other than income taxes, which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 2 and 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  This Warrant and the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then present President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. This Warrant shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

                  2. Transfer of Warrant. This Warrant shall be transferable only on the books of the Company maintained at its principal office, where its principal office may then be located, upon delivery thereof duly endorsed by any Holder or by its duly authorized attorney or representative accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver the new Warrant Certificate to the person entitled thereto.

                  3. Restriction on Transfer of Warrant. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution thereof, and that it may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one year following the date hereof.

                  4. Adjustments to Exercise Price and Number of Securities. The Exercise Price in effect at any time and the number of Warrant Shares shall be subject to adjustment from time to time only upon the happening of the following events:

                           (a) Stock Dividend, Subdivision and Combination. In
case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b) Adjustment in Number of Securities. Upon each
adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon the exercise at the adjusted Exercise Price of this Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                           (c) Merger or Consolidation. In case of any
consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder then outstanding a warrant agreement providing that each of such Holders shall have the right thereafter (until the expiration of such Warrants) to receive, upon exercise of such Warrants, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Warrants might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 4 and registration rights which shall be identical to the registration rights provided in Section 5 below. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                           (d) No Adjustment of Exercise Price in Certain Cases.
No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than two cents ($.02) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents ($.02).

                           (e) No Adjustment in Number of Warrant Shares in
Certain Cases. No adjustment in the number of Warrant Shares shall be required if such adjustment is less than one; provided, however, that any adjustments which by reason of this Section 4(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest one-thousandth of a share.

                           (f) Deferred Issuance. In any case in which this
Section 4 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after the record date, the Warrant Shares, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment.

                           (g) Notice of Adjustment. Whenever there shall be an
adjustment as provided in this Section 4, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable upon the exercise of this Warrant if such Warrant were exercisable on the date of such notice, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  5. (a) Piggyback Registration. If, at any time during the Exercise Period and for a period of two (2) years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") (other than on a Form S-4 or a Form S-8 or successor form thereto) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Holders of this Warrant or the Warrant Shares of its intention to do so. If any of the Holders of this Warrant or the Warrant Shares notify the Company within twenty
(20) days after mailing of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford such Holders the opportunity to have any such Warrant Shares registered under such registration statement. In the event that the managing underwriter for said offering advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without causing a diminution in the offering price or otherwise adversely affecting the offering, the Company will include in such registration (a) first, the securities the Company proposes to sell, (b) second, the securities held by entities that made have demand registration rights, (c) third, the Warrant Shares requested to be included in such registration which in the opinion of such underwriter can be sold, pro rata among those persons having registration rights similar those set forth in this
Section 5 who requested such registration, and (d) fourth, other securities requested to be included in such registration. Notwithstanding the provisions of this Section 5, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 5 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.

                           (b) Demand Registration. At any time during the
Exercise Period and for a period of two (2) years thereafter, the Holder shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holder, in order to comply with the provisions of the Act, so as to permit a public offering and sale by the Holder. The Company shall use its commercially reasonable efforts to have such registration statement filed with and declared effective by the Commission within one hundred twenty (120) days of receipt of the notice from the Holder.

                           (c) Legend. Unless registered as contemplated by
Section 5 hereof, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A WARRANT, DATED FEBRUARY 4, 2000, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                  6. Exchange and Replacement of Warrant Certificates. This Warrant is exchangeable, without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof.

                  7. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

                  8. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. Every transfer agent ("Transfer Agent") for the Common Stock and other securities of the Company issuable upon the exercise of this Warrant will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock and other securities as shall be requisite for such purpose. The Company will keep a copy of this Warrant on file with every Transfer Agent for the Common Stock and other securities of the Company issuable upon the exercise of this Warrant. The Company will supply every such Transfer Agent with duly executed stock and other certificates, as appropriate, for such purpose. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed and/or quoted.

                  9. Notices to Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the following events shall occur:

                           (a) the Company shall take a record of the holders of
its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (b) the Company shall offer to all the holders of its
Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (c) a dissolution, liquidation or winding up of the
Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                           (a) if to the Holder of this Warrant, to the address
as shown on the books of the Company; or

                           (b) if to the Company, to the address set forth in
the preamble hereof or to such other address as the Company may designate by notice to the Holders.

                  11. Supplements; Amendments; Entire Agreement. This Warrant contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought. The Company and the Holder of this Warrant may from time to time supplement or amend this Warrant in writing.

                  12. Successors. All of the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and his/her respective successors and assigns hereunder.

                  13. Survival of Representations and Warranties. All statements in any schedule, exhibit or certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Warrant, all representations, warranties and agreements made by the parties to this Warrant or pursuant hereto shall survive.

                  14. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

                  15. Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

                  16. Captions. The caption headings of the Sections of this Warrant are for convenience of reference only and are not intended, nor should they be construed as, a part of this Warrant and shall be given no substantive effect.

                  17. Benefits of this Warrant. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company the registered Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized as of the 4th day of February, 2000.

                                       TAKEOUTMUSIC.COM HOLDINGS, CORP.
                                       a Washington corporation


                                       By: /s/ MORI S. NINOMIYA
                                          ---------------------------
                                          Mori S. Ninomiya
                                          President

                          NOTICE OF EXERCISE

                                                        Date:
                                                             -------------------


takeoutmusic.com Holdings, Corp.
Attention: President

Ladies and Gentlemen:

/ / The undersigned hereby elects to exercise the warrant issued to it by takeoutmusic.com Holdings, Corp. (the "Company") dated February 4, 2000, Warrant No. WC-01 (the "Warrant") and to purchase thereunder __________________________________ shares of Common Stock of the Company (the
"Shares") at a purchase price of $.579713 Dollars per Share or an aggregate purchase price of _______________________ Dollars ($__________) (the "Purchase
Price").

         Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                  -----------------------------------
                              (name)

                  -----------------------------------

                  -----------------------------------
                             (address)

         Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price, if any, herewith in full in cash or by certified check or wire transfer.

                                            Very truly yours,


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED___________ here sells, assigns and transfers unto ___________ [NAME OF TRANSFEREE] this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:
      -----------
                             Signature:
                                       -----------------------------------------
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                             Address:
                                      ------------------------------------------

                                      ------------------------------------------


                             ---------------------------------------------------
                             (Insert Social Security or Other Identifying Number of Holder)

Signature Guaranteed:
                     -----------------------------------------------------------
(Signature must be guaranteed by a bank savings and loan association, stockbroker, or credit union with membership in an approved signature guaranty Medallion Program pursuant to Securities Exchange Act Rule 17Ad-15.)